EXHIBIT 99.1

[ATHEROGENICS, INC. LOGO]

FOR IMMEDIATE RELEASE

AtheroGenics Announces Promotion of Joseph M. Gaynor, Jr. to Senior Vice President

ATLANTA, GA - July 6, 2006 - AtheroGenics, Inc. (Nasdaq: AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today announced the promotion of Joseph M. Gaynor, Jr. to Senior Vice President and General Counsel.

Mr. Gaynor joined AtheroGenics in 2005 as Vice President and General Counsel and a member of the Company’s Executive Committee. As Senior Vice President and General Counsel, he is responsible for all aspects of the Company’s legal affairs, reporting to Russell M. Medford, M.D., Ph.D., AtheroGenics’ President and Chief Executive Officer.

"Joe’s leadership and his contributions across the AtheroGenics organization make him an invaluable member of our team," said Dr. Medford. "His knowledge and depth of understanding of the functional areas of operation within AtheroGenics allow Joe to play a pivotal role in advancing our Company into its next stage of growth.”

Prior to joining AtheroGenics, Mr. Gaynor was Vice President, General Counsel and Secretary for all U.S. subsidiaries of Belgian pharmaceuticals group, UCB Pharma. In that role, Mr. Gaynor directed a legal department responsible for licensing and collaborations, mergers and acquisitions, healthcare regulatory and corporate compliance matters, and the strategic management of complex litigation. Before joining UCB, Mr. Gaynor served as Legal Counsel at Lanier Worldwide, Inc. and was an associate at the Atlanta law firm of Powell, Goldstein, Frazer & Murphy. Mr. Gaynor received his law degree from Emory University School of Law.

About AtheroGenics
AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma. The Company has two drug development programs currently in the clinic. AtheroGenics’ lead compound, AGI-1067, is being evaluated in the pivotal Phase III ARISE clinical trial as an oral therapy for the treatment of atherosclerosis, in collaboration with AstraZeneca. AGI-1096 is a novel, oral agent in Phase I that is being developed for the prevention of organ transplant rejection in collaboration with Astellas. AtheroGenics also has preclinical programs in rheumatoid arthritis and asthma utilizing its proprietary vascular protectant® technology. For more information about AtheroGenics, please visit http://www.atherogenics.com.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to events or developments that we expect or anticipate will occur in the future are deemed to be forward-looking statements, and can be identified by words such as "believes," "intends," "expects" and similar expressions. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about clinical trial results, our future results of operations or our financial condition, research, development and commercialization of our product candidates, anticipated trends in our business, and other risks that could cause actual results to differ materially. These and other risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including, but not limited to, the risks discussed in AtheroGenics' Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in our Quarterly Report on Form 10-Q for the first quarter of 2006. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Corporate Communications
Donna L. Glasky
AtheroGenics, Inc.
678-336-2517
investor@atherogenics.com

Media Relations
Jayme Maniatis, Vice President
Schwartz Communications, Inc.
781-684-0770
atherogenics@schwartz-pr.com